                                                                     EXHIBIT 2.1

                             AGREEMENT AND PLAN OF
                           MERGER AND REORGANIZATION

                                  BY AND AMONG

                             SYSTEMSOFT CORPORATION

                         BLACK ACQUISITION CORPORATION

                                      AND

                      RADISH COMMUNICATIONS SYSTEMS, INC.


                         Dated as of December 12, 1996

                               TABLE OF CONTENTS

ARTICLE I - THE MERGER.....................................................   2
 1.1 The Merger............................................................   2
     ----------
 1.2 Effective Time........................................................   2
     --------------
 1.3 Certain Effects of the Merger.........................................   2
     -----------------------------
 1.4 Certificate of Incorporation..........................................   2
     ----------------------------
 1.5 By-Laws...............................................................   3
     -------
 1.6 Directors and Officers................................................   3
     ----------------------
 1.7 Certain Other Agreements..............................................   3
     ------------------------
ARTICLE II - CONVERSION AND EXCHANGE OF SECURITIES.........................   4
 2.1 Shares of the Surviving Corporation...................................   4
     -----------------------------------
 2.2 Conversion of Company Common..........................................   4
     ----------------------------
 2.3 Conversion of Radish Securities.......................................   4
     -------------------------------
 2.4 Exchange Agent........................................................   5
     --------------
 2.5 No Fractional SystemSoft Common.......................................   5
     -------------------------------
 2.6 Distribution of SystemSoft Common.....................................   6
     ---------------------------------
 2.7 Closing of Stock Transfer Books.......................................   6
     -------------------------------
 2.8 Dissenting Shares.....................................................   7
     -----------------
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF RADISH.....................   7
 3.1 Corporate Existence and Power.........................................   7
     -----------------------------
 3.2 Corporate Authorization...............................................   7
     -----------------------
 3.3 Governmental Authorization............................................   8
     --------------------------
 3.4 Non-Contravention.....................................................   8
     -----------------
 3.5 Capitalization........................................................   8
     --------------
 3.6 Subsidiaries..........................................................   9
     ------------
 3.7 Financial Statements..................................................   9
     --------------------
 3.8 Absence of Undisclosed Liabilities....................................   9
     ----------------------------------
 3.9 Properties............................................................  10
     ----------
 3.10 Real Property........................................................  10
      -------------
 3.11 Condition of Tangible Assets.........................................  10
      ----------------------------
 3.12 Intellectual Property................................................  10
      ---------------------
 3.13 Absence of Certain Changes...........................................  11
      --------------------------
 3.14 Litigation...........................................................  13
      ----------
 3.15 Material Contracts...................................................  13
      ------------------
 3.16 Taxes................................................................  15
      -----
 3.17 Employees............................................................  16
      ---------
 3.18 Transactions with Affiliates.........................................  16
      ----------------------------
 3.19 Insurance Coverage...................................................  17
      ------------------
 3.20 Compliance with Laws; No Defaults....................................  17
      ---------------------------------
 3.21 Finders' Fees........................................................  17
      -------------
 3.22 Environmental Matters................................................  17
      ---------------------
 3.23 Intercompany Arrangements; Conflicts.................................  19
      ------------------------------------
 3.24 Employee Plans.......................................................  19
      --------------

                    Agreement and Plan of Merger -- Page ii


 3.25 Other Information....................................................  20
      -----------------
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SYSTEMSOFT AND THE COMPANY..  20
 4.1 Corporate Existence and Power.........................................  21
     -----------------------------
 4.2 Corporate Authorization...............................................  21
     -----------------------
 4.3 Governmental Authorization............................................  21
     --------------------------
 4.4 Non-Contravention.....................................................  21
     -----------------
 4.5 Capitalization........................................................  21
     --------------
 4.6 SEC Documents.........................................................  22
     -------------
 4.7 SystemSoft Common.....................................................  22
     -----------------
ARTICLE V - COVENANTS......................................................  23
 5.1 Mutual Covenants and Agreements.......................................  23
     -------------------------------
 5.2 Certain Covenants of Radish...........................................  24
     ---------------------------
 5.3 Covenants of SystemSoft and the Company...............................  28
     ---------------------------------------
ARTICLE VI - CLOSING MATTERS...............................................  29
 6.1 The Closing...........................................................  29
     -----------
 6.2 Documents and Certificates............................................  29
     --------------------------
ARTICLE VII - CONDITIONS OF CLOSING........................................  30
 7.1 Conditions to Obligations of SystemSoft, the Company and Radish.......  30
     ---------------------------------------------------------------
 7.2 Conditions Applicable to SystemSoft and the Company...................  30
     ---------------------------------------------------
 7.3 Conditions Applicable to Radish.......................................  32
     -------------------------------
ARTICLE VIII - TERMINATION.................................................  33
 8.1 Termination...........................................................  33
     -----------
 8.2 Notice of Termination; Effect of Termination..........................  34
     --------------------------------------------
 8.3 Fees..................................................................  34
     ----
 8.4 Procedure Upon Termination............................................  34
     --------------------------
ARTICLE IX -- SURVIVAL; INDEMNIFICATION....................................  35
 9.1 Survival..............................................................  35
     --------
 9.2 Indemnification.......................................................  35
     ---------------
 9.3 Third Person Claims...................................................  36
     -------------------
 9.4 Limitations on Indemnification........................................  36
     ------------------------------
 9.5 Method of Payment.....................................................  36
     -----------------
ARTICLE X -- MISCELLANEOUS.................................................  37
 10.1 Other Remedies; Specific Performance.................................  37
      ------------------------------------
 10.2 Expenses.............................................................  37
      --------
 10.3 Further Assurances...................................................  37
      ------------------
 10.4 Parties in Interest..................................................  37
      -------------------
 10.5 Entire Agreement.....................................................  38
      ----------------
 10.6 Amendment or Modification............................................  38
      -------------------------
 10.7 Waiver...............................................................  38
      ------
 10.8 Assignability........................................................  38
      -------------
 10.9 Certain Definitions..................................................  38
      -------------------
 10.10 Headings and Interpretation.........................................  39
       ---------------------------
 10.11 Notices.............................................................  39
       -------

                   Agreement and Plan of Merger -- Page iii


 10.12 Law Governing.......................................................  40
       -------------
 10.13 Invalidity of Provisions............................................  40
       ------------------------
 10.14 Counterparts........................................................  40
       ------------
 10.15 Consent to Jurisdiction.............................................  40
       -----------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


        This Agreement and Plan of Merger and Reorganization dated as of December 12, 1996 (the "Agreement") by and among SystemSoftCorporation, a
                        ---------
Delaware corporation ("SystemSoft"), Black Acquisition Corporation, a Delaware
                       ----------
corporation and a wholly-owned subsidiary of SystemSoft (the "Company"), and
                                                              -------
Radish Communications Systems, Inc., a Delaware corporation ("Radish"; Radish
                                                              ------
and the Company being hereinafter sometimes called the "Constituent
                                                        -----------
Corporations"):
------------

                                  WITNESSETH:

        WHEREAS, the authorized capital stock of SystemSoft consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, and (ii) 90,000,000 shares of Common Stock, par value $.01 per share (the "SystemSoft Common"), of which 22,731,854 shares
                               -----------------
were issued and outstanding as of December 4, 1996;

        WHEREAS, the authorized capital stock of the Company consists of 100 shares of Common Stock, par value $.01 per share, all of which shares are owned beneficially and of record by SystemSoft;

        WHEREAS, the authorized capital stock of Radish consists of (i) 12,388,682 shares of Preferred Stock, par value $.001 per share, of which 3,025,000 are designated as series A Preferred Stock, of which 3,025,000 are issued and outstanding (the "Series A Preferred"); 5,045,500 of which are
                             ------------------
designated as Series B Preferred Stock, of which 5,005,500 are issued and outstanding (the "Series B Preferred"); 1,500,000 of which are designated Series
                  ------------------
C Preferred Stock, of which 1,500,000 are issued and outstanding (the "Series C
                                                                       --------
Preferred"); and 2,818,182 of which are designated as Series D Preferred Stock,
---------
of which 2,818,182 are issued and outstanding (the "Series D Preferred") (the
                                                    ------------------
Series A, B, C and D Preferred are collectively referred to herein as the "Radish Preferred"); and (ii) 26,000,000 shares of Common Stock, par value $.001
 ----------------
per share (the "Radish Common"), of which 2,528,507 shares are issued and
                -------------
outstanding;

        WHEREAS, the respective Boards of Directors of the Company and Radish have by resolutions approved this Agreement and deem it advisable for the mutual benefit of the Constituent Corporations, and of the respective stockholders of each, that the Company merge with and into Radish under and pursuant to the General Corporation Law of the State of Delaware (the "Delaware Corporation
                                                       --------------------
Law") and upon the terms and subject to the conditions hereinafter set forth;
---
        WHEREAS, to induce SystemSoft and the Company to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Radish and certain of its stockholders and employees have entered into certain agreements with SystemSoft and the Company pursuant to which such Radish stockholders and employees have undertaken to take certain actions in connection with the transactions contemplated by this Agreement; and

        WHEREAS, the parties intend by executing and delivering this Agreement to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                                ----
        NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                    Agreement and Plan of Merger -- Page 2



                                  ARTICLE I

                                  THE MERGER


1.1   The Merger.  In accordance with Section 251 of the Delaware Corporation
      ----------
Law, the Company shall be merged with and into Radish (the "Merger"), and Radish
                                                            ------
shall be the surviving corporation (such corporation in its capacity as such surviving corporation being hereinafter called the "Surviving Corporation").
                                                    ---------------------
The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting shares of each of the Constituent Corporations into the consideration which the holders of those shares are to receive upon conversion of such shares, shall be as set forth in this Agreement.

1.2   Effective Time.  The Merger shall become effective as of the time of the
      --------------
filing of the executed certificate of merger with the Secretary of State of Delaware pursuant to Section 251(c) of the Delaware Corporation Law (the "Effective Time").
 --------------

1.3   Certain Effects of the Merger.  As of the Effective Time, the effect of
      -----------------------------
the Merger shall be as provided by the applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time: the separate existence of the Company shall cease and the Company shall be merged into Radish; the Surviving Corporation shall possess, without further act or deed, all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Delaware, in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against any of the Constituent Corporations shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in such action or proceeding.

1.4   Certificate of Incorporation.  At the Effective Time, the certificate of
      ----------------------------
incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation; provided, however, that at the Effective Time the certificate of
               --------  -------
incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Radish, Inc.

                    Agreement and Plan of Merger -- Page 3


1.5   By-Laws.  The by-laws of the Company, as in effect immediately prior to
      -------
the Effective Time shall be, at the Effective Time, the by-laws of the Surviving Corporation until thereafter amended.

1.6   Directors and Officers.  The directors and officers of the Surviving
      ----------------------
Corporation from and after the Effective Time shall be the directors and officers of the Company immediately prior to the Effective Time, each to hold office in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation.

1.7   Certain Other Agreements.  Concurrently with the execution and delivery of
      ------------------------
this Agreement:

      (a)  Radish shall deliver to SystemSoft and the Company:

           (i) a copy of the Participation Agreement in the form of Exhibit A
                                                                    ---------
(the "Participation Agreement") duly executed and delivered by Radish and the
      -----------------------
stockholders named therein (the "Major Stockholders");
                                 ------------------

           (ii) a copy of the Registration Rights Agreement in the form of Exhibit B (the "Registration Rights Agreement" duly executed and delivered by
---------       -----------------------------
Radish's stockholders;

           (iii) a copy of the Escrow Agreement in the form of Exhibit C (the
                                                               ---------
"Escrow Agreement") duly executed and delivered by the Stockholder
 ----------------
Representative (as hereinafter defined); and

           (iv) a copy of the Put Agreement in the form of Exhibit D (the "Put
                                                           ---------       ---
Agreement") duly executed and delivered by the Radish stockholders named
---------
therein.


      (b) SystemSoft and the Company shall deliver to the respective other parties thereto copies of the Participation Agreement, the Registration Rights Agreement and the Escrow Agreement duly executed by SystemSoft, the Company or both, as the case may be.

1.8 At the Effective Time, SystemSoft shall deliver to State Street Bank and Trust Company, or any successor escrow agent appointed pursuant to the Escrow Agreement (the "Escrow Agent") that number of the shares of SystemSoft Common
                ------------
issued to Radish stockholders pursuant to Section 2.3 equal to 10% of the total number of shares of SystemSoft Common issued to the Major Stockholders, rounded down to the nearest whole share, such shares to be held and applied in accordance with the Escrow Agreement ( the "Escrow Shares").
                                            -------------
1.9 The stockholders, by virtue of their approval of the Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, James E. Cowie (together with his permitted successors, the "Stockholder Representative"), as their true and lawful agent and attorney-in-
 --------------------------
fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without

                    Agreement and Plan of Merger -- Page 4



limitation, the defense, settlement or compromise of any claim, action or proceeding for which SystemSoft or the Company may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Stockholder Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement owned a majority in number of the outstanding shares of Radish Common (treating Radish Preferred on an as-converted basis) or (ii) in the absence of his own gross negligence or willful misconduct. If the Stockholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the shares of Radish Common outstanding (treating Radish Preferred on an as-converted basis) at the Effective Time who shall serve and exercise the powers of Stockholder Representative hereunder.


                                 ARTICLE II

                     CONVERSION AND EXCHANGE OF SECURITIES


2.1   Shares of the Surviving Corporation.  The authorized number and par value
      -----------------------------------
of shares of all classes of stock of the Company immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of stock of the Surviving Corporation from and after the Effective Time.

2.2   Conversion of Company Common.  At the Effective Time, each share of Common
      ----------------------------
Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and represent one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

2.3   Conversion of Radish Securities. (a) At the Effective Time, each share of
      -------------------------------
Radish Common (it being understood that all shares of Radish Series A Preferred, Series B Preferred, Series C Preferred and 74.35% (on a pro rata basis) of Series D Preferred shall convert on a pro rata basis into shares of Radish Common immediately prior to the Effective Time) issued and outstanding immediately prior to the Effective Time (other than shares of Radish Common, Series A Preferred, Series B Preferred and Series C Preferred (i) held in the treasury of Radish, which shall not be considered as outstanding for purposes of this Agreement, (ii) held by SystemSoft or any subsidiary of SystemSoft or Radish, (iii) which are Dissenting Shares (as hereinafter defined), or (iv) which are purchased by SystemSoft for cash pursuant to Section 2.3(e)) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive 0.1156944 shares of SystemSoft Common (the "Common Exchange Ratio") upon
                                                    ---------------------
surrender of the certificate or certificates representing such shares of Radish Common and Radish Preferred in the manner provided in Section 2.6.

      (b) At the Effective Time, each share of Radish Series D Preferred issued and outstanding immediately prior to the Effective Time (other than shares of Series D Preferred (i) that converted into shares of Radish Common as provided in Section 2.3(a) above, (ii) held in the treasury of Radish, which shall not be considered as outstanding for purposes of this Agreement, (iii) held by SystemSoft or any subsidiary of SystemSoft or Radish, (iv) which are Dissenting Shares (as hereinafter defined), or (iv)

                    Agreement and Plan of Merger -- Page 5



which are purchased by SystemSoft for cash pursuant to Section 2.3(e)) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and extinguished and converted into the right to receive 0.2331227 shares of SystemSoft Common (the "Series D Exchange Ratio")
                                                    -----------------------
upon surrender of the certificate or certificates representing such shares of Series D Preferred in the manner provided in Section 2.6.

        (c) At the Effective Time, each share of Radish Common or Series D Preferred held (i) in the treasury of Radish, or (ii) by SystemSoft or any subsidiary of SystemSoft or Radish, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and retired and all rights in respect thereof shall cease to exist.

        (d) If between the date of this Agreement and the Effective Time, the outstanding shares of SystemSoft Common, Radish Common or Series D Preferred shall have been changed (subject to compliance with the applicable provisions of Article V) into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, split-up, combination, exchange of shares or the like, the Common Exchange Ratio and Series D Exchange Ratio, as the case may be, shall be appropriately adjusted.

        (e) Notwithstanding anything to the contrary in this Agreement, if, at the Effective Time, a stockholder of Radish owns less than 10,000 shares of Radish Common (treating the Radish Preferred on an as-converted basis) such stockholder shall receive, in lieu of shares of SystemSoft Common, $2.1774 per share in cash for each share of Radish Common (treating the Radish Preferred on an as-converted basis) held by such stockholder.

        (f) Each certificate representing shares of SystemSoft Common to be issued in the Merger shall bear a legend substantially in the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH
        SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION
        OF COUNSEL SATISFACTORY TO SYSTEMSOFT IS OBTAINED
        TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

2.4   Exchange Agent.  State Street Bank and Trust Company, or such other
      --------------
national or state bank as is selected by SystemSoft, shall act as the agent for Radish stockholders for purposes of mailing and receiving transmittal letters and distributing consideration to Radish stockholders (the "Exchange Agent").
                                                            --------------

2.5   No Fractional SystemSoft Common.  Notwithstanding any other provision of
      -------------------------------
this Agreement, neither certificates nor scrip for fractional shares of SystemSoft Common shall be issued to any holder of Radish Common or Series D Preferred in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each holder of shares of Radish Common or Series D Preferred who otherwise would have been entitled to receive a fraction of a share of SystemSoft Common (after aggregating all fractional shares of SystemSoft Common to be received by such holder) shall receive in lieu thereof cash (rounded to the nearest whole

                    Agreement and Plan of Merger -- Page 6



cent), without interest, in an amount determined by multiplying such holder's fractional interest by the last sales price per share of the SystemSoft Common on the Nasdaq National Market on the last trading day immediately preceding the Effective Time. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Time by surrender of certificates for shares of Radish Common or Series D Preferred shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

2.6   Distribution of SystemSoft Common.  (a) As soon as practicable after the
      ---------------------------------
Effective Time, the Exchange Agent shall distribute (i) the SystemSoft Common as provided in this Section 2.6, (ii) any cash in respect of fractional shares as provided in Section 2.5, and (iii) any cash in respect of shares of Radish Common or Series D Preferred purchased by SystemSoft pursuant to Section 2.3(e). SystemSoft shall deliver to the Exchange Agent cash and one or more certificates representing in the aggregate the number of shares of SystemSoft Common issuable in the Merger in exchange for shares of Radish Common or Series D Preferred outstanding at the Effective Time in sufficient time for the Exchange Agent to make such distribution of SystemSoft Common and cash as provided for in the foregoing sentence. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to any shares of SystemSoft Common held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

      (b) At the Effective Time, each holder of an outstanding certificate or certificates for shares of Radish Common or Series D Preferred shall cease to have any rights as a stockholder of Radish, except such rights, if any, as such holder may have with respect to Dissenting Shares. Each such holder of an outstanding certificate or certificates for shares of Radish Common or Series D Preferred converted in the Merger, upon surrender of each such certificate to the Exchange Agent, shall receive promptly in exchange for each such certificate the shares of SystemSoft Common and cash for fractional shares (if any) to which such holder is entitled pursuant to Sections 2.3 and 2.5 of this Agreement. Pending such surrender and exchange, such holder's certificate or certificates for shares of Radish Common or Series D Preferred shall be deemed for all corporate purposes, by virtue of the Merger and without any action on the part of the holder thereof, to evidence only the right to receive the shares of SystemSoft Common and cash (if any) provided for under this Agreement. Unless and until any such outstanding certificates for shares of Radish Common or Series D Preferred shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of SystemSoft Common as of any date subsequent to the Effective Time shall be paid to the holder of any such outstanding certificate and his other rights as a stockholder of SystemSoft shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate of shares of SystemSoft Common issued in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of those shares of SystemSoft Common represented by such certificate issued upon such surrender and exchange, and his other rights as a stockholder of SystemSoft shall thereafter be restored.

2.7   Closing of Stock Transfer Books.  The stock transfer books of  Radish
      -------------------------------
shall be closed at the close of business on the business day immediately preceding the Effective Time. In the event of a transfer of ownership of Radish Common or Series D Preferred which is not registered in the transfer records of Radish, the shares of SystemSoft Common and cash for fractional shares (if any) to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such Radish Common or Series D Preferred is presented to the Exchange Agent, accompanied by all

                    Agreement and Plan of Merger -- Page 7

documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

     2.8 Dissenting Shares. Shares of Radish Common or Series D Preferred that
         ------------------
have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Section 262 of the Delaware Corporation Law (the "Dissenting Shares") shall not be
                                          -----------------
converted into the right to receive shares of SystemSoft Common and cash (if any) in accordance with this Agreement at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws his demand for such appraisal in accordance with Section 262(k) of the Delaware Corporation Law or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the Delaware Corporation Law or his demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the shares of SystemSoft Common and cash (if any) into which his Radish Common or Series D Preferred was converted as of the Effective Time pursuant to this Agreement. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF RADISH

Radish hereby represents and warrants to each of SystemSoft and the Company as follows:

     3.1 Corporate Existence and Power. Radish is a corporation duly
         ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and currently proposed to be conducted. Radish is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations, business, properties, assets or operations of Radish (a "Material Adverse Effect
                                                         -----------------------
on Radish"). All jurisdictions in which Radish is so qualified to do business
---------
are listed in Schedule 3.1. Radish has previously delivered to SystemSoft and
              ------------
the Company true and complete copies of the certificate of incorporation and by-laws of Radish, as amended to date and as currently in effect, and all minutes of meetings (including actions in lieu thereof) of the board of directors (and each committee thereof) and stockholders of Radish.

     3.2  Corporate Authorization.  The execution, delivery and performance by
          ------------------------
Radish of this Agreement and the consummation by Radish of the Merger and other transactions contemplated by this Agreement are within Radish's corporate power and authority, and have been duly authorized by all necessary corporate action. The Board of Directors of Radish has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of Radish's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by its stockholders. This Agreement has been duly

                    Agreement and Plan of Merger -- Page 8


authorized, executed and delivered by Radish and constitutes a valid and binding obligation of Radish, enforceable against Radish in accordance with its terms.

     3.3 Governmental Authorization. The execution, delivery and performance by
         ---------------------------
Radish of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Radish, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority"), other than routine
                               ------------------------
filings with the Secretary of State of the State of Delaware necessary to consummate the Merger and as disclosed on Schedule 3.3.
                                          ------------

     3.4 Non-Contravention. Except as disclosed on Schedule 3.4, the execution,
         -----------------
delivery and performance by Radish of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Radish, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificate of incorporation or by-laws of Radish, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to Radish, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Radish or to a loss of any benefit to which Radish is entitled, under any provision of
(A) any material agreement, contract, indenture, lease or other instrument binding upon Radish or (B) assuming compliance with the matters referred to in
Section 3.3, any material license, franchise, permit or other similar authorization held by Radish or (iv) except for the rights of any holders of Dissenting Shares, result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of Radish.
                      ----

     3.5 Capitalization. The authorized capital stock of Radish consists of (i)
         --------------
12,388,682 shares of Preferred Stock, par value $.001 per share, of which 3,025,000 shares of Series A Preferred are issued and outstanding and none of which are held in the treasury of Radish, of which 5,005,500 shares of Series B Preferred are issued and outstanding and none of which are held in the treasury of Radish; of which 1,500,000 shares of Series C Preferred are issued and outstanding and none of which are held in the treasury of Radish; of which 2,818,182 shares of Series D are issued and outstanding and none of which are held in the treasury of Radish; and (ii) 26,000,000 shares of Radish Common, of which 2,528,507 shares are issued and outstanding and none of which shares are held in the treasury of Radish. All issued and outstanding shares of Radish Common and Radish Preferred are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of Radish or any other person. Except as set forth on Schedule 3.5, there are no outstanding (i) shares of capital stock
             ------------
or other voting securities of Radish, (ii) securities of Radish convertible into or exchangeable for shares of capital stock or voting securities of Radish,
(iii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from Radish, or agreements, commitments or obligations of Radish to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Radish or (iv) any agreement, commitment or obligation of Radish to grant, or enter into any such option, warrant, call, right, commitment or agreement (the items in clauses (i), (ii)
(iii) and (iv) being referred to collectively as the "Radish Securities").
                                                      ------------------
Except as set forth on Schedule 3.5, there are no outstanding obligations of
                       ------------
Radish to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any Radish Securities. Schedule 3.5 sets forth a true and
                       ------------

                    Agreement and Plan of Merger -- Page 9


complete list of the record, and, to the knowledge of Radish, the beneficial, owners of all Radish Securities.

     3.6 Subsidiaries. Radish does not hold or own, directly or indirectly, any
         ------------
capital stock or other equity securities of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity.

     3.7 Financial Statements. Radish has previously delivered to SystemSoft and
         --------------------
the Company the following financial statements (collectively, the "Financial
                                                                   ---------
Statements"):
----------

         (i) the audited consolidated balance sheets of Radish as of December 31, 1994 and 1995 and the related statements of operations, stockholders' equity and cash flows for each of the years ended 1993, 1994 and 1995 together with the notes thereto, in each case audited by, and accompanied by the report thereon, of Price Waterhouse, LLP ("Price Waterhouse"); and
                                                   ----------------

         (ii) the unaudited consolidated balance sheet of Radish as of November 30, 1996 (the "Unaudited Balance Sheet") and the related statements of
                   -----------------------
    operations and cash flows for the eleven months then ended.

Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis; and fairly presents the financial position of Radish as of its date or the results of operations or changes in financial position, as is appropriate, of Radish for the periods then ended (subject, in the case of unaudited interim financial statements, to recurring year-end adjustments, which adjustments will not be material in amount or effect). Except as may be set forth in the Financial Statements, all of the revenues and expenses of Radish reflected in the Financial Statements were derived or incurred in the ordinary course of business of Radish. The account records underlying the Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of Radish, and Radish's books of account have been maintained in accordance with generally accepted accounting practices applied on a consistent basis. All accounts, notes and other receivable of Radish are valid and enforceable, are not subject to any valid defense, set off, counterclaim or claim for returns or refunds, and are collectible in full in accordance with their terms in the ordinary course of business of Radish, except to the extent of any reserves therefor reflected on the Unaudited Balance Sheet or taken in the ordinary course of business consistent with past practice which in the aggregate are not material to Radish.

     3.8 Absence of Undisclosed Liabilities. Radish has no material liabilities
         ----------------------------------
or obligations, except those liabilities or obligations which are (a) fully reflected or adequately reserved against in the Unaudited Balance Sheet, (b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business consistent with past practice. To the knowledge of Radish, there is no basis for any assertion against Radish of any material liability or obligation of any nature or in any amount not (a) fully reflected or adequately reserved against in the Unaudited Balance Sheet, (b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business consistent with past practice. For the purposes of this Agreement the phrase "liabilities or obligations" shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

                    Agreement and Plan of Merger -- Page 10


     3.9 Properties. Except as set forth in Schedule 3.9, all of the assets and
         ----------                         ------------
properties of Radish are reflected on the Unaudited Balance Sheet (except to the extent not required to be so reflected by generally accepted accounting principles), and Radish has good, valid and marketable title to all of its owned assets and properties, whether real, personal or mixed, tangible or intangible, that are material to the business of Radish, free and clear of all Liens, except
(a) Liens for current taxes not delinquent or being contested in good faith by appropriate proceedings, (b) Liens in connection with workmen's compensation, unemployment insurance or other social security obligations, (c) deposits or pledges to secure bids, tenders, contracts (other than contracts or the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (d) mechanic's, workman's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and (e) such imperfections of title, Liens, easements and encumbrances, if any, as are not substantial and do not materially detract from the value, or materially interfere with the present use, of any of the properties subject thereto or effected thereby, or otherwise have a Material Adverse Effect on Radish.

     3.10 Real Property. Set forth on Schedule 3.10 is an accurate and complete
          -------------               -------------
list and summary description of all real property currently owned or leased by or on behalf of Radish and, except as set forth on Schedule 3.10, none of the
                                                   -------------
described leases require any consent to the transactions contemplated by this Agreement. Radish has previously delivered to SystemSoft and the Company accurate and complete copies of all leases listed and described on
Schedule 3.10. Except as set forth on Schedule 3.10, Radish has possession of
-------------
each of the aforementioned properties and, to the knowledge of Radish, no event has occurred which, with the lapse of time or notice or both, could result in a material default under any of the described leases. All rents or other material payment obligations which have become due in respect of each of such leased properties have been paid, Radish has complied in all material respects with its obligations under the said leases and Radish has not received any notice of any breach of its obligations under any covenants, agreements, statutory requirements, planning consents, by-laws, orders and regulations affecting any of such properties (whether owned or leased), their use and any business of Radish there carried on.

     3.11 Condition of Tangible Assets. All material tangible property,
          ----------------------------
including the real property and structures thereon, of Radish is in good operating condition, reasonable wear and tear excepted, and the operation and use of such property in the business of Radish conforms in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

     3.12 Intellectual Property. Radish owns, or is licensed or otherwise
          ---------------------
possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Radish as currently conducted or as proposed to be conducted by Radish. Schedule 3.12(a) lists all patents, registered and
                     ----------------
unregistered trademarks and service marks, registered and unregistered copyrights, trade names and any applications therefor, which relate to or are part of Radish's products or are used in the business of Radish (the "Radish
                                                                      ------
Intellectual Property Rights"), and specifies the jurisdictions in which each
-----------------------------
such Radish Intellectual Property Right issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 3.12(b) lists (i) all licenses, sublicenses and other
        ----------------
agreements as to which Radish is a party and pursuant to which any person is authorized to use any Radish Intellectual Property Right or any trade secret material to Radish and includes any Radish

                    Agreement and Plan of Merger -- Page 11

Intellectual Property Right or any trade secret material to Radish and includes the identity of all parties thereto; and (ii) all licenses, sublicenses and other agreements as to which Radish is a party and pursuant to which Radish is authorized to use any third party patents, trademarks or copyrights (including software) (the "Radish Third Party Intellectual Property Rights") which are
                -----------------------------------------------
incorporated in, are, or form a part of, any Radish product, or other trade secret of a third party in or as to any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

     Radish is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on Schedule 3.12(b). No claims
                                                  ----------------
with respect to Radish Intellectual Property Rights, any trade secret material to Radish, or Radish Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Radish Third Party Intellectual Rights by or through Radish, have been asserted or are threatened by any person, nor, except as disclosed by Radish to SystemSoft, does Radish know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Radish infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by Radish of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Radish's business as currently conducted or as proposed to be conducted by Radish; (iii) challenging the ownership, validity or effectiveness of any of Radish Intellectual Property Rights or other trade secret material to Radish; or (iv) challenging Radish's license or legally enforceable right to use, or the validity or effectiveness of Radish Third Party Intellectual Rights.

     All registered trademarks, service marks and copyrights held by Radish are valid and subsisting. There is no unauthorized use, disclosure, infringement or misappropriation of any of Radish Intellectual Property Rights, any trade secret material to Radish, or any Radish Third Party Intellectual Property Right to the extent licensed by or through Radish, by any third party, including any employee or former employee of Radish. Except as disclosed by Radish to SystemSoft, Radish (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has no knowledge of the basis for any such charge or claim; and (iii) has no knowledge of any infringement liability with respect to, or infringement or violation by, Radish of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

     No Radish Intellectual Property Right, trade secret material to Radish, or Radish Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Radish. Except for contracts licensing Radish's products executed in the ordinary course of business and in accordance with Radish's past practices, Radish has not entered into any agreement to indemnify any other person against any charge of infringement of any Radish Third Party Intellectual Property Right. Each employee of, and consultant to Radish has signed a Non-Disclosure Agreement, or Consultant Agreement, respectively, in Radish's standard forms substantially as set forth in Schedule 3.12(c) hereto.
                                             ----------------

     3.13 Absence of Certain Changes. Except as disclosed in Schedule 3.13,
          --------------------------                         -------------
since November 30, 1996, the business of Radish has been conducted in the ordinary course consistent with past practices and there has not been:

                    Agreement and Plan of Merger -- Page 12


     (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on Radish;

    (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Radish, or any repurchase, redemption or other acquisition by Radish of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Radish;

   (iii) any amendment of any material term of any outstanding security of Radish;

    (iv) any incurrence, assumption or guarantee by Radish of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000;

     (v) any creation or assumption by Radish of any Lien on any asset, other than Liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of Radish;

    (vi) any making of any loan, advance or capital contributions to or investment in any person;

   (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Radish which has had or would reasonably be expected to result in or have a Material Adverse Effect on Radish;

  (viii) any acquisitions of any capital assets or any other investments for aggregate consideration in excess of $10,000;

    (ix) any sale, lease, pledge, transfer or other disposition of any capital assets for aggregate consideration in excess of $10,000;

     (x) any transaction or commitment made, or any contract or agreement entered into, by Radish relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Radish of any contract or other right, in either case, material to Radish, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

    (xi) any change in any method of accounting or accounting practice by Radish;

   (xii) any (A) grant of any severance or termination pay to any director, officer or employee of Radish, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Radish, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or (D) change in compensation, bonus or other benefits payable to directors, officers or employees of Radish, other than increases in the ordinary course of business

                    Agreement and Plan of Merger -- Page 13

of the compensation of the employees (other than the directors, officers and Key Employees (as hereinafter defined)) of Radish;

         (xiii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Radish, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Radish; or

          (xiv) any agreement, undertaking or commitment to do any of the foregoing.

     3.14 Litigation. There is no action, suit, investigation or proceeding
          ----------
pending against or, to the knowledge of Radish, threatened against or affecting, Radish or any of its properties or assets before any court or arbitrator or any Governmental Authority. Radish is not subject to any judgment, order or decree entered in any lawsuit or proceeding or issued by any Governmental Authority.

     3.15 Material Contracts. (a) Except for agreements, contracts, plans,
          ------------------
leases, arrangements or commitments disclosed in Schedule 3.15 or any other
                                                 -------------
Schedule or the Financial Statements provided to SystemSoft pursuant to this Agreement, Radish is not a party to or subject to:

            (i) any collective bargaining agreement;

           (ii) any agreements that contain any unpaid severance liabilities or obligations;

          (iii) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

           (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization not terminable by Radish on 90 days' notice without liability except to the extent applicable local law and/or general principles of wrongful termination law may limit Radish's ability to terminate such employees;

            (v) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

           (vi) any fidelity or surety bond or completion bond;

          (vii) any lease of personal property having a remaining value individually in excess of $10,000;

         (viii) any agreement of indemnification or guaranty;

           (ix) any agreement, contract or commitment containing any covenant limiting the freedom of Radish to engage in any line of business or compete with any person;

                    Agreement and Plan of Merger -- Page 14


          (x) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $10,000;

         (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

        (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
       (viii) hereof

       (xiii) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $10,000 or more;

        (xiv) any construction contracts;

         (xv) any distribution, joint marketing or development agreement; or

        (xvi) any other agreement, contract or commitment which involves $25,000 or more and is not cancelable without penalty within thirty (30) days.

     Radish has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment set forth in any of Radish's Schedules or (ii) any other material agreement, contract or commitment in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek damages from Radish that would have a Material Adverse Effect on Radish. Each agreement, contract or commitment set forth in any of Radish's schedules is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which Radish is aware by any party obligated to Radish pursuant thereto. Radish has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals as are required in connection with the Merger under any of Radish's material agreements, contracts, licenses or leases.

     (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section 3.15 is a valid and binding agreement of Radish and is in full force and effect, and Radish is not, nor is, to the knowledge of Radish, any other party thereto, in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     (c) There is no contract, agreement, commitment or obligation to which Radish is a party or is bound that at the time it was entered into or made was, or is currently, known or expected by Radish to result in any loss to Radish upon completion or performance thereof, or any bid, offer or proposal which if accepted would result as such a contract, agreement, commitment or obligation.

     (d) Except as disclosed in Schedule 3.15, Radish is not a party to any
                                -------------
agreement with any of its securityholders or optionholders, or any affiliate thereof, nor, to the knowledge of Radish, without inquiry by Radish, is any securityholder or optionholder of Radish a party to any agreement with any other such securityholder or optionholder relating to Radish or any of its securities.

                    Agreement and Plan of Merger -- Page 15

     3.16 Taxes. (a) The term "Taxes" as used herein means all federal, state,
          -----                -----
local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, unemployment insurance, environmental, worker's compensation, Pension Benefit Guaranty Corporation premiums and all other taxes, fees, assessments or other charges of any kind similar to Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of
                                                          ---
the foregoing taxes. The term "Returns" as used herein means all returns,
                               -------
declarations, reports, statements and other documents required to be filed in respect of Taxes, including information returns or reports with respect to backup withholding and other payments to third parties, and "Return" means any
                                                             ------
one of the foregoing returns. All citations to the Code, or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. The representations and warranties contained in this Section 3.16 shall pertain to the period from Radish's inception up to and including the Effective Time.

         (b) Radish has filed all Returns required to be filed by or on its behalf on a timely basis and such Returns are true, complete and correct. None of the Returns filed or required to be filed by Radish contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

         (c) All Taxes shown to be payable by Radish on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Radish with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period ending on or prior to the Effective Time. Radish has withheld and paid over all Taxes required to have been withheld and paid over by it, and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of Radish with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that Radish is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which reserves are fully reflected in the Financial Statements.

         (d) The amount of Radish's liability for unpaid Taxes for all periods does not, in the aggregate, exceed the amount of the net current liability accruals for Taxes set forth on the Unaudited Balance Sheet and Radish will incur no additional Taxes subsequent to the date of the Unaudited Balance Sheet until the Effective Time except in the ordinary course of business.

         (e) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns of Radish. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from Radish. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an appropriate reserve therefor has been established and is fully reflected in the Financial Statements. All elections with respect to Taxes affecting Radish, as of the date hereof, are set forth in the Returns, other than any such elections which are not required to be included in the Returns, copies of which have been made available to Buyer. Radish is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any other

                    Agreement and Plan of Merger -- Page 16


amount for which a deduction would be disallowed under Section 162(m) or Section 404 of the Code. Radish has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and Radish will not be required to make any such adjustment as a result of the transactions contemplated by this Agreement. Radish is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Radish is not and has not ever been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. None of the Major Stockholders nor any other holder of Radish Common or Radish Preferred is a "foreign person" as that term is defined in Section 1445 of the Code. Radish is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for Taxes under contract. Radish has not ever been a member of a group of corporations filing a consolidated, unitary or combined Return. Radish has not taken any action that would have the effect of deferring any material liability for Taxes for Radish from any taxable period ending at or before the Effective Time to any taxable period thereafter. Radish has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. As of the Closing Date the ability of Radish to use its net operating loss and other carryovers will not have been affected by Sections 382, 383 or 384 of the Code (other than as a result of the Merger). No claim has ever been made by a tax authority in a jurisdiction where Radish does not file Returns that it is or may be subject to Tax in that jurisdiction. The transactions set forth in this Agreement are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. Radish is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Radish has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. Radish has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law), relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. Radish shall have fully complied with all federal, state, local and foreign Tax withholding obligations arising in connection with the cancellation or exercise of Radish options, rights and warrants, and SystemSoft shall have no liability therefor. Any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No power of attorney has been granted by Radish, and is currently in force, with respect to any matter relating to Taxes.

     3.17 Employees. Schedule 3.17 sets forth a true and complete list of (a)
          ---------  -------------
the names, titles, annual salaries and other compensation of all employees of Radish (the "Employees") and the location at which such Employees regularly
             ---------
perform services for Radish and (b) the wage rates for non-salaried Employees of Radish (by classification). Any agreements, commitments or understandings between Radish and any Employee concerning such Employee's future salary, compensation or terms of employment are described in Schedule 3.17. Except as
                                                     -------------
set forth on Schedule 3.17, none of such Employees has indicated to Radish that
             -------------
he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise. Radish has no employees represented by a union and Radish (i) to its knowledge, is in compliance with all applicable laws and regulations respecting employment wages and laws and (ii) is not engaged in any unfair labor practice.

     3.18   Transactions with Affiliates.  Except as set forth in Schedule 3.18,
            ----------------------------                          -------------
there are no loans, leases, royalty agreements or other continuing transactions between Radish, on the one hand, and any affiliate of Radish, any of the stockholders of Radish, any affiliate of any stockholder of Radish, or any

                    Agreement and Plan of Merger -- Page 17

member of any such stockholder's family, on the other hand. To the knowledge of Radish, none of the officers or directors of Radish (a) has any material direct or indirect interest in any entity which does business with Radish; (b) has any direct or indirect interest in any property, asset or right which is used by Radish in the conduct of its business; or (c) has any contractual relationship with Radish other than such relationships which occur from being an officer, director or stockholder of Radish.

     3.19 Insurance Coverage. Schedule 3.19 sets forth an accurate and complete
          ------------------  -------------
list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Radish. There is no claim by Radish pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and Radish has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since March 31, 1992 and remain in full force and effect. In the opinion of Radish, such insurance is adequate to cover all reasonably foreseeable risks associated with the business of Radish and is in such amounts, with such deductibles and with such other terms as is prudent for a business such as that of Radish. Radish has no knowledge of any threatened termination of, or has received written notice of, any premium increase with respect to, any of such policies or bonds.

     3.20 Compliance with Laws; No Defaults. (a) Except as disclosed in
          ---------------------------------
Schedule 3.20, Radish is not in violation of any applicable provisions of any
-------------
law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for violations that have not had and could not reasonably be expected to have a Material Adverse Effect on Radish.

         (b) Radish is not in material default under, and to its knowledge no condition exists that with notice or lapse of time or both would constitute a material default under, any applicable law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments.

         (c) Except as set forth on Schedule 3.20, Radish is in compliance with
                                    -------------
all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, has had, or could reasonably be expected to have, a Material Adverse Effect on Radish. There is no unfair labor practice complaint pending or, to the knowledge of Radish, threatened against Radish before the National Labor Relations Board.

    3.21 Finders' Fees. There is no investment banker, broker, finder or other
         -------------
intermediary that has been retained by or is authorized to act on behalf of Radish who might be entitled to any fee or commission from SystemSoft, the Company, Radish or any other person upon consummation of the transactions contemplated by this Agreement.

     3.22   Environmental Matters.  (a) Except as disclosed on Schedule 3.22,
            ---------------------                              -------------
            (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to Radish's knowledge, threatened by any governmental entity or other person with respect to any (A) alleged violation by Radish of any Environmental

                   Agreement and Plan of Merger -- Page 18


       Law (as defined below) or liability thereunder, (B) alleged failure by Radish to have any permit, certificate, license, approval, registration or authorization required under any Environmental law in connection with the conduct of its business or (C) Release of Hazardous Substances;

            (ii) no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or was present at any property now owned or leased by Radish or was present at any property owned or leased by Radish in the five years preceding the date of this Agreement at, or at any time before, the time such property was sold or such lease was terminated by Radish; and

            (iii) there are no Environmental Liabilities (as defined below) that have had or may reasonably be expected to have a Material Adverse Effect on Radish.

           (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Radish has possession, or to the knowledge of Radish, to which it has access, in relation to the current or prior business of Radish or any property or facility now or previously owned or leased by Radish which has not been delivered to SystemSoft at least five days prior to the date hereof .

           (c) Radish has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or, to Radish's knowledge, proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or, to Radish's knowledge, other investigations which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA or analogous state environmental clean-up laws.

           (d) "CERCLA" means the Comprehensive Environmental Response,
                ------
Compensation and Liability Act of 1980, as amended.

           (e) "Environmental Laws" means any and all laws or regulations,
                ------------------
judicial decisions, orders or permits relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances medical wastes or other wastes or the clean-up or other remediation thereof.

           (f) "Environmental Liabilities" means all liabilities arising in
                -------------------------
connection with or in any way relating to the assets of Radish or Radish's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in
Schedule 3.22 and (ii) arise from or relate in any way to actions occurring or
-------------
conditions existing before the Closing Date.

           (g) "Hazardous Substance" means petroleum products or hazardous
                -------------------
substances as defined in Section 101 of CERCLA.

               (h)  "Release" has the meaning specified in 42 U.S.C. (S)
                    9601(22).

               (i) For purposes of this Section, the term "Radish" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of Radish.

        3.23   Intercompany Arrangements; Conflicts.  (a) Except as set forth on
               ------------------------------------
Schedule 3.23, Radish does not own any note, bond, debenture or other
-------------
indebtedness, or is otherwise a creditor, of any stockholder of Radish or any of their affiliates. Except as disclosed in Schedule 3.23, there has not been any
                                          -------------
payment by Radish to any stockholder of Radish (except for compensation to employees of Radish in their capacities as such) or any of their affiliates, charge by any stockholder of Radish or any of their affiliates to Radish, or any other transaction between Radish and any stockholder of Radish or any of their affiliates.

               (b) Except as set forth on Schedule 3.23, none of the officers or
                                          -------------
directors of Radish (i) has any material direct or indirect interest in any entity which does business with Radish; (ii) has any direct or indirect interest in any property, asset or right which is used by Radish in the conduct of its business; or (iii) has any contractual relationship with Radish other than such relationships that arise from being an officer, director or stockholder of Radish.

        3.24   Employee Plans.  (a)   Radish has set forth on Schedule 3.24 all
               --------------                                 -------------
employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, incentive, deferred compensation, supplemental retirement, severance insurance (including any self-insured or post-retirement arrangements), disability, vacation, profit-sharing and other similar employee benefit plans, arrangements, policies or agreements, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Radish or any trade or business (whether or not incorporated) which, together with Radish would be treated as a single employer under Section 414 of the Code (an "ERISA affiliate"), (together, the "Radish
                                   ---------------                    ------
Employee Plans").
--------------

               (b) With respect to each Radish Employee Plan, Radish has made available to SystemSoft, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such
                                                             ---
Radish Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Radish Employee Plan, (iv) the most recent actuarial report or valuation relating to a Radish Employee Plan subject to Title IV of ERISA, if any and (v) an accurate summary plan description of such Radish Employee Plan.

               (c) With respect to the Radish Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Radish, there exists no condition or set of circumstances in connection with which Radish could be subject to any liability that is reasonably likely to have a Material Adverse Effect on Radish, under ERISA, the Code or any other applicable law.

               (d) Each Radish Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Radish has furnished to SystemSoft copies of the most recent Internal Revenue Service determination letters with respect to each such plan.

               (e) Each Radish Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Radish Employee Plan.

               (f) Neither Radish nor any of its ERISA affiliates maintains or has ever maintained or contributed to any "multiemployer plan" (as that term is defined in Section 3(37) of ERISA) or any plan subject to Title IV of ERISA. No "prohibited transaction" (as that term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Radish Employee Plan. There is no contract, agreement, plan or arrangement covering any employee or former employee of Radish or any of its ERISA affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. No tax under
Section 4980B of the Code has been incurred in respect to any Radish Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. With respect to the employees and former employees of Radish or any of its ERISA affiliates, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

               (g) With respect to the Radish Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Radish, which obligations are reasonably likely to have a Material Adverse Effect on Radish.

               (h)  Except as set forth in Schedule 3.24, Radish is not a party
                                           -------------
to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or any other key employee of Radish, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Radish of the nature contemplated by this Agreement, (iii) agreement with any officer of Radish providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        3.25   Other Information.   This Agreement and the Schedules hereto,
               -----------------
taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to Radish previously delivered to SystemSoft constitute Radish's good faith estimate as of the date of this Agreement of the information purported to be shown therein, and Radish is not aware of any fact or information that would lead it to reasonably believe that such projections are incorrect or misleading in any material respect. SystemSoft recognizes that such projections are based on the assumptions described therein and that such assumptions may not prove to be correct and, accordingly, such projections may not prove to be correct.


                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF SYSTEMSOFT AND THE COMPANY

SystemSoft and the Company hereby represent and warrant to Radish as follows:

        4.1   Corporate Existence and Power.  Each of SystemSoft and the Company
              -----------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and proposed to be conducted. SystemSoft is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations, business, properties, assets or operations of SystemSoft and its subsidiaries, taken as a whole (a "Material Adverse Effect on SystemSoft").
                                   -------------------------------------

        4.2   Corporate Authorization.  The execution, delivery and performance
              -----------------------
by SystemSoft and the Company of this Agreement, the Participation Agreement, the Registration Rights Agreement and the Escrow Agreement and the consummation by SystemSoft and the Company of the Merger and other transactions contemplated hereby and thereby, are within the corporate power and authority of SystemSoft and the Company, respectively, and, have been duly authorized by all necessary corporate action. Each of the Agreement, the Participation Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly and validly authorized, executed and delivered by SystemSoft and the Company and constitutes a valid and binding obligation of SystemSoft and the Company, enforceable against SystemSoft and the Company in accordance with its terms.

        4.3   Governmental Authorization.  The execution, delivery and
              --------------------------
performance by SystemSoft and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by SystemSoft and the Company, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than routine filings with the Secretary of State of the State of Delaware necessary to consummate the Merger, and compliance with the applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and
 --------------                                              ------------
any applicable state securities and blue sky laws in connection with the offering, sale and delivery of the shares of SystemSoft Common to be issued in the Merger.

        4.4   Non-Contravention.  The execution, delivery and performance by
              -----------------
SystemSoft and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by SystemSoft and the Company, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificates of incorporation or by-laws of SystemSoft or the Company, or (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to SystemSoft or and the Company

        4.5   Capitalization.  (a) As of December 4, 1996, the authorized
              --------------
capital stock of SystemSoft consisted of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which were issued and outstanding or held in the treasury of SystemSoft, and (ii) 90,000,000 shares of Common Stock, of which 22,731,854 shares were issued and outstanding and no shares were held in the treasury of SystemSoft. As of November 30, 1996, there were reserved for issuance under SystemSoft's various stock plans (the "SystemSoft Plans") an aggregate of up to 4,243,124 shares of
                  ----------------
Common Stock. Except as provided in the immediately preceding sentence of this
Section 4.5, as of October 31, 1996 there were no outstanding options, warrants, calls, rights, commitments or agreements to which SystemSoft is a party or by which SystemSoft is bound obligating SystemSoft to (x) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SystemSoft or (y) grant, execute or enter into any such option, warrant, call, right, commitment or agreement.

               (b) The authorized capital stock of the Company consists of 100 shares of Common Stock, par value $.01 per share, all of which are issued and outstanding and owned of record by SystemSoft. All issued and outstanding shares of SystemSoft Common and Common Stock, par value $.01 per share, of the Company are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of SystemSoft, the Company or any other person.

        4.6   SEC Documents.  SystemSoft has made available to Radish a
              -------------
true and complete copy of the following SystemSoft documents: (i) its annual report on Form 10-K for the fiscal year ended January 31, 1996; (ii) its quarterly reports on Form 10-Q for the fiscal quarters ended April 30, 1996, July 31, 1996 and October 31, 1996; (iii) its current reports on Form 8-K dated July 17, 1996; (iv) the proxy statements dated May 15, 1996 and June 28, 1996; and (v) each report, schedule, registration statement and definitive proxy filed by SystemSoft with the Commission since January 31, 1996 and publicly available prior the Effective Date (collectively, the "SystemSoft SEC Documents"), which
                                             ------------------------
are all of the documents (other than preliminary material) that SystemSoft was required to file with the Securities and Exchange Commission (the "Commission")
                                                                   ----------
since such date. As of their respective dates, the SystemSoft SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulation of the Commission thereunder applicable to such SystemSoft SEC Documents, and none of the SystemSoft SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of SystemSoft's subsidiaries is required to file any forms, reports or other documents with the Commission. The consolidated financial statements of SystemSoft and its subsidiaries included in the SystemSoft SEC Documents complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which will be material) the consolidated financial position of SystemSoft and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of SystemSoft and its subsidiaries for the periods presented therein.

        4.7   SystemSoft Common.  The shares of SystemSoft Common to be issued
              -----------------
and exchanged for shares of Radish Common and Series D Preferred in the Merger will, at the Effective Time, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                    Agreement and Plan of Merger -- Page 23

                                   ARTICLE V

                                   COVENANTS


        5.1   Mutual Covenants and Agreements.  Each of the parties hereby
              -------------------------------
covenants and agrees with the other parties as follows:

              (a)  Cooperation.  It shall cooperate fully with the other
                   -----------
parties hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the successful consummation of the transactions contemplated by this Agreement or is necessary, appropriate or desirable for the corporate purposes of SystemSoft. Subject to its further rights under this Agreement, it shall use all reasonable efforts to cause the Closing to occur at the earliest practicable time.

              (b)  Other Required Information.  It shall furnish to the other
                   --------------------------
parties hereto any application or statement, and all information concerning itself and its subsidiaries as is required to be set forth in any application or statement, to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement, or otherwise.

              (c)  Confidentiality. Radish and SystemSoft have agreed in a
                   ---------------
confidentiality agreement dated October 8, 1996 (the "Confidentiality
                                                      ---------------
Agreement") to, among other things, protect the confidential information of the
---------
other party. The Company and SystemSoft each hereby affirm each of their obligations under such agreement. If this Agreement is terminated in accordance with Section 8.1 hereof, SystemSoft shall, and shall cause its agents, accountants, advisors, counsel and other representatives to deliver to Radish all documents and other material, and all copies thereof, obtained by SystemSoft or on its behalf from Radish in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of any confidential information contained therein. If this Agreement is terminated in accordance with Section 8.1 hereof, Radish shall, and shall cause its agents, accountants, advisors, counsel and other representatives to, deliver to SystemSoft all documents and other material, and all copies thereof, obtained by Radish or on its behalf or by a stockholder of Radish from SystemSoft in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of any confidential information contained therein.

              (d)  Publicity.  Except as otherwise required by applicable law
                   ---------
or by any applicable rules of any securities exchange or market, Radish shall not issue any press release or make any other public statement without obtaining the prior approval of SystemSoft.

              (e)  Miscellaneous Agreements and Consents.  Subject to the
                   -------------------------------------
terms and conditions provided in this Agreement, it shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. It will, and will cause each of its subsidiaries to, use their respective reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

                    Agreement and Plan of Merger -- Page 24

               (f)  Certain Tax and Accounting Matters.  It shall not, either
                    ----------------------------------
before or after the consummation of the Merger, take any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

               (g)  Radish Stock Options.  At or prior to the Effective Time,
                    --------------------
SystemSoft and Radish shall take all action necessary to cause the assumption by SystemSoft as of the Effective Time of the options to purchase Radish Common outstanding as of the Effective Time (the "Outstanding Options"). Each of the Outstanding Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of SystemSoft Common as of the Effective Time. The number of shares of SystemSoft Common that the holder of an assumed Outstanding Option shall be entitled to receive upon the exercise of such option shall be a number of whole and fractional shares determined by multiplying the number of shares of Radish Common subject to such option, determined immediately before the Effective Time, by the Exchange Ratio applicable to shares of Radish Common. The option price of each share of SystemSoft Common subject to an assumed Outstanding Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Radish Common at which such option is exercisable immediately before the Effective Time by the Common Exchange Ratio applicable to shares of Radish Common. The assumption and substitution of Outstanding Options as provided herein shall not give the holders of such options additional benefits which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of SystemSoft Common shall be issued upon exercise of any Outstanding Option, and in lieu of receiving any fractional share of SystemSoft Common, the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes. SystemSoft shall (i) reserve out of its authorized but unissued shares of Common Stock sufficient shares to provide for the exercise of the Outstanding Options and (ii) use all reasonable efforts to register under the Securities Act, as promptly as practicable after the Effective Time, those shares of SystemSoft Common to be issued upon the exercise of the Outstanding Options for a period ending on the first date by which all Outstanding Options have been exercised, which registration shall initially be effective under a registration statement on Form S-8 or such other form as may be permitted under the Securities Act.

               (h)  Resale Registration Statement.  Promptly but not later than
                    -----------------------------
fifteen (15) days after the Effective Time, SystemSoft shall file a registration statement (the "Resale Registration Statement") on Form S-3 registering the shares of SystemSoft Common issued to the stockholders of Radish upon consummation of the Merger under the Securities Act and shall use all reasonable efforts to cause the Resale Registration Statement to become effective as expeditiously as possible and to remain effective until the second anniversary of the Effective Time, all as more fully described in the Registration Rights Agreement.

        5.2    Certain Covenants of Radish.  Except as set forth on
               ---------------------------
Schedule 5.2, Radish hereby covenants and agrees with SystemSoft and the Company as follows:

               (a)  Preservation of Business Organization.  Radish shall use
                    -------------------------------------
all reasonable efforts to preserve without material impairment the business organization of Radish and its goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with Radish.

               (b)  Carry on in Regular Course. Radish shall carry on its
                    --------------------------
business in the ordinary course in a manner consistent with its past practices.

                    Agreement and Plan of Merger -- Page 25

               (c)  Consents.  Radish shall use all reasonable efforts to obtain
                    --------
consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Radish is a party or by which Radish, or any of its assets is bound.

               (d)  Capital Stock. Radish shall not redeem, purchase or
                    -------------
otherwise acquire, any Radish Securities, or agree to do any of the foregoing. Radish shall not accelerate, amend or change the period of exercisability of options or restricted stock granted under employee stock plans or authorize cash payments in exchange for any options granted under any of such plans. Radish shall not issue, deliver, sell or grant or authorize or propose the issuance, delivery, sale or grant of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance by Radish of shares of Radish Common pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement.

               (e)  Other Actions.  Except as contemplated herein or by any
                    -------------
other agreement entered into in connection herewith, without the prior written consent or approval of SystemSoft, Radish shall not (i) amend its certificate of incorporation or by-laws; (ii) declare, set aside or pay any dividend or otherwise make a distribution with respect to any shares of capital stock of Radish, or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, Radish; (iii) amend any material term of any outstanding security of Radish ;
(iv) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000; (v) create or assume any Lien on any asset, other than Liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of Radish; (vi) make any loan, advance or capital contributions to or investment in any person; (vii) acquire any capital assets or any other investments for aggregate consideration in excess of $10,000; (viii) sell lease, pledge, transfer or dispose of any capital assets for aggregate consideration in excess of $10,000; (ix) enter into any transaction or make any commitment or any contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or relinquish any contract or other right, in either case, material to Radish, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (x) other than in the ordinary course of business, make or change any election in respect of Taxes, adopt or change any method of accounting or accounting practice in respect of Taxes, enter into any closing agreement, settle any claim in respect of Taxes, or consent to any consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; (xi) grant any severance or termination pay to any director, officer or employee of Radish, enter into any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Radish, change the benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or change the compensation, bonus or other benefits payable to directors, officers or employees of Radish, other than increases in the ordinary course of business of the compensation of the employees of Radish; (xii) enter into any transaction with any of its stockholders or any affiliates of any of its stockholders, other than in

                    Agreement and Plan of Merger -- Page 26

the ordinary course of, and pursuant to the reasonable requirements of, its business and upon terms that are no less favorable to Radish than Radish could obtain in a comparable transaction with a person who was not such a stockholder or an affiliate of such a stockholder or other than as contemplated by this Agreement; or (xiii) agree to do any of the foregoing.

               (f)  Access.  Radish shall permit officers, employees, agents,
                    ------
attorneys and accountants and other persons designated by SystemSoft full access after reasonable notice during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports of the Internal Revenue Service and other records of Radish. Unless prohibited by law or contract, such designees of SystemSoft shall be furnished with true, accurate and complete copies of such contracts, commitments and other records and all other information with respect to the assets and business of Radish as such designees may reasonably request.

               (g)  Documents and Information to be Furnished.  Radish shall
                    -----------------------------------------
deliver to SystemSoft promptly after such documents are available Radish's unaudited monthly financial reports with respect to periods ending after the date hereof and all other documents, financial statements, budgets, proxy or information statements, reports, correspondence, notices and other items Radish delivers, or is required to deliver, to any of its stockholders.

               (h)  Stockholder Consent.  Radish shall take all action necessary
                    -------------------
in accordance with applicable law to obtain the written consent of its stockholders owning 100% of each class or series of the issued and outstanding Radish Preferred and of its stockholders owning at least 60% of Radish's issued and outstanding Radish Common entitled to vote on this matter (the "Consent") no
                                                                    -------
later than December 19, 1996, (the "Stockholder Consent") for the purpose of
                                    -------------------
approving and adopting this Agreement (including the transactions contemplated hereby). On or before December 13, 1996 Radish shall mail to each stockholder who was a stockholder on the record date for determining stockholders entitled to vote, (i) an information statement (the "Information Statement") with respect
                                            ---------------------
to the matters to be submitted for stockholder approval in the Stockholder Consent, in which its Board of Directors shall recommend to its stockholders the adoption of this Agreement (including the transactions contemplated hereby);
(ii) the Consent; and (iii) a notice that appraisal rights are available for the shares of Radish Common (treating shares of Radish Preferred on an as-converted basis) held by each such stockholder of Radish, together with a copy of Section 262 of the Delaware Corporation Law, in satisfaction of Radish's obligations under Section 262(d)(2) of the Delaware Corporation Law. In addition, the Information Statement shall be accompanied by such other information provided by SystemSoft as SystemSoft deems necessary in order to provide for the offer and sale of the SystemSoft Common to be issued in the Merger to be exempt from any applicable registration or qualification requirements under either federal or state securities or "Blue Sky" laws. Radish shall use all reasonable efforts to obtain all votes and approvals of its stockholders necessary for the approval and adoption of this Agreement under the Delaware Corporation Law (including the transactions contemplated hereby).

               (i)  Notices of Certain Events.  Radish shall promptly notify
                    -------------------------
        SystemSoft of:

                (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

                    Agreement and Plan of Merger -- Page 27

              (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting Radish that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article III or that relate to the consummation of the transactions contemplated by this Agreement; and

               (iv) any matter arising and discovered after the date of this Agreement that, if existing or known on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement or the Participation Agreement, or that constitutes a breach or prospective breach of this Agreement or the Participation Agreement by Radish, the Major Stockholders or any of their affiliates.

               (j)  Accuracy of Representations and Warranties.  Radish shall
                    ------------------------------------------
not (a) take or agree or commit to take any action that would make any representation and warranty of Radish hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (b) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

               (k)  Termination of Agreements.  Radish shall terminate (and pay
                    -------------------------
any sums due thereunder), effective immediately prior to the Effective Time, all agreements among Radish and any of its securityholders or optionholders, or among any Radish securityholders or optionholders, providing for registration rights, rights of first refusal or co-sale, relating to the voting of Radish securities or requiring Radish to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, including without limitations: The Series A Convertible Preferred Stock Purchase Agreement dated March 31, 1992 by and among Radish and the other parties named therein; the Registration Rights Agreement dated March 31, 1992 by and between Radish and the other parties names therein; the Founder Stock Restriction Agreement dated March 31, 1992 by and between Radish, Richard A. Davis and the other parties named therein; the Founder Stock Restriction Agreement dated March 31, 1992 by and between Radish, Theresa M. Szczurek and the other parties named therein; the Series B Convertible Preferred Stock Purchase Agreement dated February 15, 1994 by and between Radish and the other parties named therein; the Amended and Restated Registration Rights Agreement dated February 15, 1994 by and between Radish and the other parties named therein; the Amended and Restated Founder Stock Restriction Agreement dated February 15, 1994 by and between Radish, Theresa M Szczurek and the other parties named therein; the Amended and Restated Founder Stock Restriction Agreement dated February 15, 1994 by and between Radish, Richard A. Davis and the other parties named therein; Side Letter Agreement granting a Right of First Refusal dated June 17, 1994 by and between Radish and the other parties named therein; the Series C Convertible Preferred Stock Purchase Agreement dated February 17, 1995 by and between Radish and the other parties named therein; the Amended and Restated Registration Rights Agreement dated February 17, 1995 by and between Radish and the other parties named therein; the Participation Agreement dated February 17, 1995 by and between Radish and the other parties named therein; the Letter Agreement dated May 19, 1995 by and between Radish and the other parties named therein; the Warrant Purchase Agreement dated August 31, 1995 by and between Radish and Packard Bell Electronics, Inc.; the Series D Convertible Preferred Stock and Warrant Purchase Agreement dated April 30, 1996 by and between Radish and the other parties named therein; the Amended and Restated Registration Rights Agreement dated April 30, 1996 by and between Radish and the other parties named therein; the Amended and Restated Founder Stock Restriction Agreement dated April 30, 1996 by and between Radish, Richard A. Davis and the other parties named therein; and

                    Agreement and Plan of Merger -- Page 28

the Amended and Restated Founder Stock Restriction Agreement dated April 30, 1996 by and between Radish, Theresa M. Szczurek and the other parties named therein.

               (l)  Warrants.  Radish shall either cause the exercise of,
                    --------
surrender to Radish or otherwise terminate all of the Radish Warrants (as defined below) prior to the Closing, with all rights to purchase Radish Common or Radish Preferred under the Radish Warrants or any registration rights relating to the shares of Radish Common or Radish Preferred issuable upon exercise of the Radish Warrants relinquished in a manner satisfactory to SystemSoft. "Radish Warrants" shall mean (i) the warrants to purchase an aggregate of 626,468 shares of Radish Common with an exercise price of $0.10 and issued on February 15, 1994; (ii) the warrant to purchase 40,000 shares of Series B Preferred with an exercise price of $1.00 and issued on April 24, 1994;
(iii) the warrants to purchase an aggregate of 114,180 shares of Radish Common with an exercise price of $0.10 and granted on June 17, 1994; (iv) the warrants to purchase an aggregate of 1,200,000 shares of Radish Common with an exercise price of $2.00 and issued on August 31, 1995; (v) the warrant to purchase 600,000 shares of Radish Common with an exercise price of $0.15 and issued on August 31, 1995; and (vi) the warrants to purchase an aggregate of 1,409,091 shares of Radish Common with an exercise price of $0.22 and issued on April 30, 1996.

               (m)  No Solicitation.  From and after the date of this Agreement
                    ---------------
until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Radish shall not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, initiate, solicit, encourage or participate in discussions with, provide information to, or approve a transaction with, any corporation, partnership, person or other entity or group concerning any merger, purchase or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving Radish ( all such transactions being referred to herein as "Acquisition Proposals"). Radish will immediately cease any and all existing
 ---------------------
activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Radish will (i) notify SystemSoft as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify SystemSoft of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.2(m), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Radish will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than SystemSoft).

        5.3   Covenants of SystemSoft and the Company.  SystemSoft and the
              ---------------------------------------
Company hereby covenant and agree with Radish as follows:

               (a)  Preservation of Business Organization.  SystemSoft shall use
                    -------------------------------------
all reasonable efforts to cause to preserve without material impairment the business organization of SystemSoft and its subsidiaries and their goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with SystemSoft and its subsidiaries.

               (b)  Carry on in Regular Course.  SystemSoft shall, carry on its
                    --------------------------
business in the ordinary and usual course, in a manner consistent with its past practices. Without the prior written consent or approval of Radish, SystemSoft shall not amend certificate of incorporation or by-laws.

                    Agreement and Plan of Merger -- Page 29

               (c)  Consents.  SystemSoft shall use all reasonable efforts to
                    --------
obtain consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which SystemSoft is a party or by which SystemSoft or any of its assets is bound.

               (d)  Documents and Information to be Furnished.  SystemSoft shall
                    -----------------------------------------
furnish to Radish, promptly after filed with the Commission, its unaudited quarterly financial reports in the form filed with the Commission on Form 10-Q prescribed under the Exchange Act and such other reports, statements, documents and other items SystemSoft delivers, or is required to deliver, to any of its stockholders.

               (e)  Notices of Certain Events.  SystemSoft shall promptly notify
                    -------------------------
Radish of:

                  (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                 (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting SystemSoft or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article IV or that relate to the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VI

                                CLOSING MATTERS

        6.1   The Closing.  Subject to the satisfaction or waiver of all
              -----------
conditions precedent set forth in Article VII, the closing of the Merger (the "Closing") shall be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125
 -------
High Street, Boston, Massachusetts 02110, on December 19, 1996 or as soon as thereafter as practicable (the "Closing Date"). If any condition in Article VII
                                ------------
is not satisfied in any material respect (or is not duly waived) at the Closing, any party whose obligations are subject to such condition may extend the period in which the Closing must be consummated (during which period each other party shall use its respective reasonable efforts to cause all such conditions to be satisfied in all material respects). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated by the making of all necessary filings with the Secretary of State of Delaware under the Delaware Corporation Law.

        6.2   Documents and Certificates.  Each of SystemSoft, the Company and
              --------------------------
Radish shall use all reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.

                    Agreement and Plan of Merger -- Page 30



                                  ARTICLE VII

                             CONDITIONS OF CLOSING


        7.1   Conditions to Obligations of SystemSoft, the Company and Radish.
              ---------------------------------------------------------------
The obligations of each of SystemSoft, the Company and Radish under this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions:

              (a)  Governmental Approvals. SystemSoft, the Company and Radish
                   ----------------------
shall have received all necessary approvals of Governmental Authorities of the transactions contemplated by this Agreement, and each of such approvals shall remain in full force and effect at the Closing Date. It is understood that none of such approvals shall be deemed to have been received if any such approval is subject to satisfaction of or compliance with a Burdensome Condition. "Burdensome Condition" shall mean the imposition of a material restriction on
 --------------------
SystemSoft's or Radish's ability to operate Radish following the Effective Time or requiring SystemSoft or Radish to dispose of a material amount of the assets of Radish or SystemSoft or any of their subsidiaries following the Effective Time. Any of SystemSoft, the Company or Radish may, but is not obligated to, seek the removal or otherwise satisfactorily resolve the Burdensome Condition.

              (b)  Litigation. No action, suit, litigation, proceeding or
                   ----------
investigation shall (i) have been formally instituted and be pending with regard to the Merger or (ii) be threatened by any Governmental Authority with regard to the Merger which, if resolved substantially in accordance with plaintiff's demand, would be reasonably likely to have a Material Adverse Effect on SystemSoft. On the Closing Date, there shall not be in force any order or decree restraining or enjoining consummation of the Merger or placing any limitation upon such consummation or to invalidate, suspend or require modification of any provision of this Agreement.

              (c)  Nasdaq Listing. The shares of SystemSoft Common to be issued
                   --------------
and exchanged for shares of Radish Common and Series D Preferred in the Merger pursuant to this Agreement will, at the Effective Time, be authorized for listing on the Nasdaq National Market.

              (d)  Tax Opinion. Radish shall have received a written opinion
                   -----------
from Ireland, Stapleton, Pryor & Pascoe, P.C. in form and substance satisfactory to Radish and SystemSoft to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

        7.2   Conditions Applicable to SystemSoft and the Company. The
              ---------------------------------------------------
obligations of SystemSoft and the Company under this Agreement to cause the Merger to be consummated are, at their option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

              (a)  Agreements and Covenants. Radish shall have performed or
                   ------------------------
complied in all material respects with all agreements and covenants required by this Agreement or the Participation Agreement to be performed or complied with by Radish on or prior to the Closing Date.

              (b)  Accuracy of Representations and Warranties. The
                   ------------------------------------------
representations and warranties of Radish set forth in Article III shall be true and correct in all material respects both on the date of this

                    Agreement and Plan of Merger -- Page 31

Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.

              (c)  No Material Adverse Change. Since the date of this Agreement,
                   --------------------------
there shall have been no material adverse change in the financial condition, results of operations, business, properties, assets or operations of Radish.

              (d)  Officers' Certificate Concerning This Agreement. Radish shall
                   -----------------------------------------------
have furnished to SystemSoft and the Company a certificate dated the Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 7.2(a) through 7.2(c) have been satisfied.

              (e)  Opinion of Counsel. SystemSoft and the Company shall have
                   ------------------
received from counsel to Radish an opinion or opinions dated the Closing Date substantially in the form set forth in Exhibit E.
                                       ---------

              (f)  Required Consents. The holders of any note, guarantee or
                   -----------------
other evidence of indebtedness of Radish, the lessors of any material real or personal property or assets leased by Radish, the parties (other than Radish) to any other material contract, commitment or agreement to which Radish is a party, and any other person (other than Governmental Authorities) which owns or has authority to grant any franchise, license, permit, easement, rights or other authorization necessary for the business or operations of Radish, to the extent that their consent or approval of the Merger or any other transactions contemplated by this Agreement is required under the pertinent lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval and no Burdensome Condition shall exist.

              (g)  Voting. Holders of not less than 100% of the issued
                   ------
outstanding shares of each class or series of Radish Preferred and the holders of not less than 60% of the issued and outstanding shares of the Radish Common shall have voted for, or consented to, the adoption and approval of this Agreement and the consummation of the Merger.

              (h)  Performance of Participation Agreement. All the terms,
                   --------------------------------------
covenants and conditions of the Participation Agreement to be complied with and performed by Radish and the Major Stockholders on or before the Closing Date shall have been fully complied with and performed in all material respects.

              (i)  Termination of Agreements. All agreements among Radish and
                   -------------------------
any of its securityholders or optionholders, or among any of the Radish securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, an adjustment to the number, or conversion or exercise price, of any of the shares of capital stock of Radish (other than an adjustment as a result of a subdivision, combination, reorganization or reclassification of the shares of capital stock of Radish generally), relating to the voting of Radish securities or requiring Radish to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, including without limitation all of the Agreements listed in Section 5.2(k), shall have been terminated in their entirety or as provided in
Section 5.2(k).

                    Agreement and Plan of Merger -- Page 32

              (j)  Warrants. All Radish Warrants shall be either exercised,
                   --------
surrendered to Radish or otherwise terminated prior to the Closing.

              (k)  Proceedings. All proceedings to be taken in connection with
                   -----------
the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to SystemSoft, and SystemSoft shall have received copies of all such documents and other evidence as it may reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

              (l)  Preferred Stock Conversion. All Radish Series A Preferred,
                   --------------------------
Series B Preferred, Series C Preferred and 74.35% of the Series D Preferred shall have been converted into shares of Radish Common immediately prior to the Effective Time.

              (m)  Tax Certificate. Radish shall have delivered to SystemSoft a
                   ---------------
clearance certificate or similar document(s) which may be required by any tax authority to relieve SystemSoft of any obligation to withhold Taxes in connection with the transactions set forth in this Agreement. Radish shall have paid any sales, use, transfer and documentary Taxes and recording and filing fees applicable to the transactions set forth in this Agreement, and any such amounts paid by Radish shall reduce the number of shares of SystemSoft Common Stock to be delivered hereunder. Radish shall have delivered to SystemSoft a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-1(c)(3) in a form reasonably acceptable to SystemSoft.

              (n)  Phoenix Waiver. Radish shall have obtained a waiver from
                   -------
Phoenix Leasing Incorporated of any Event of Default under that certain Senior Loan and Security Agreement dated May 24, 1994 by and between Radish and Phoenix that would be triggered by the Merger or other events contemplated by this Agreement.

              (o)  Employee Agreements. David Klein, Terri Giannetti, Thomas
                   -------------------
Cullen and Richard M. Browning, shall have executed Noncompetition, Nondisclosure and Developments Agreement in form satisfactory to SystemSoft.

        7.3   Conditions Applicable to Radish. The obligations of Radish under
              -------------------------------
this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 7.1:

              (a)  Agreements and Covenants. SystemSoft and the Company shall
                   ------------------------
have performed or complied in all material respects with all agreements and covenants required by this Agreement or the Participation Agreement to be performed or complied with by them on or prior to the Closing Date.

              (b)  Accuracy of Representations and Warranties. The
                   ------------------------------------------
representations and warranties of SystemSoft and the Company set forth in
Article IV shall have been true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.

                    Agreement and Plan of Merger -- Page 33

              (c)  Officers' Certificate Concerning This Agreement. SystemSoft
                   -----------------------------------------------
shall have furnished to Radish a certificate dated the Closing Date, signed by the chief executive officer and the chief financial officer of SystemSoft, to the effect that, the conditions set forth in Sections 7.3(a) through 7.3(c) hereof have been satisfied.

              (d)  Opinion of Counsel. Radish shall have received from counsel
                   ------------------
to SystemSoft an opinion or opinions dated the Closing Date substantially in the form set forth on Exhibit F.
                  ---------

              (e)  Required Consents. SystemSoft shall have received all
                   -----------------
consents or approvals of the Merger or any other transactions contemplated by this Agreement required under any material lease, contract, commitment, note, guaranty or other evidence of indebtedness of SystemSoft or any of its subsidiaries, or any lease of any material real property of SystemSoft and its subsidiaries, or under applicable law for the consummation of the transactions contemplated hereby.


                                 ARTICLE VIII

                                  TERMINATION


        8.1   Termination. This Agreement may be terminated at any time prior to
              -----------
the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of SystemSoft and Radish:

              (a) by mutual written consent duly authorized by the Boards of Directors of SystemSoft and Radish;

              (b) by either Radish or SystemSoft, if the Merger shall not have been consummated by January 31, 1997; provided, however, that the right to
                                      -----------------
terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

              (c) by either Radish or SystemSoft, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or
 -----
otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

              (d) by SystemSoft, if the required approvals of the stockholders of Radish contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote either upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof or by written consent of the Stockholders;

              (e) by SystemSoft, if Radish shall have accepted an Acquisition Proposal or if the Radish Board of Directors recommends an Acquisition Proposal to the stockholders of Radish;

              (f) by SystemSoft, if the Board of Directors of Radish shall have withheld, withdrawn or modified in a manner adverse to SystemSoft its recommendation in favor of approving this Agreement and the consummation of the Merger;

                    Agreement and Plan of Merger -- Page 34

              (g) by SystemSoft, if there shall have occurred any material adverse change in the financial condition, results of operations, business, properties, assets or operations of Radish since the date of this Agreement;

              (h) by SystemSoft, upon breach of any representation, warranty, covenant or agreement on the part of Radish set forth in this Agreement, or if any representation or warranty of Radish shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Red's representations and warranties or breach by Radish is curable by Radish through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then SystemSoft may not terminate this Agreement under Section 8.1(h) during such five-day period provided Radish continues to exercise such commercially reasonable efforts;

              (i) by Radish, upon a breach of any representation, warranty, covenant or agreement on the part of SystemSoft set forth in this Agreement, or if any representation or warranty of SystemSoft shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in SystemSoft's representations and warranties or breach by SystemSoft is curable by SystemSoft through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then Radish may not terminate this Agreement under this Section 8.1(i) during such five-day period provided SystemSoft continues to exercise such commercially reasonable efforts.

        8.2   Notice of Termination; Effect of Termination. Any termination of
              --------------------------------------------
this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3, 8.4 and Article X (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        8.3   Fees. Radish shall immediately pay SystemSoft a fee (by wire
              ----
transfer or cashiers check) of $2,121,600, plus $2,000,000 to cover fees and expenses of SystemSoft's counsel, accountants and financial advisors), in the event (i) Radish shall have accepted an Acquisition Proposal; (ii) if the Radish Board of Directors recommends an Acquisition Proposal to the stockholders of Radish, (iii) in the event the vote of the stockholders of Radish contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required written consent or vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment. Payment of the fees described in this Section 8.3 above shall not be in lieu of (i) damages incurred in the event of breach of this Agreement; or (ii) any other remedies that SystemSoft may pursue including, without limitation, pursuant to Section 10.1 hereof (Specific Performance).

        8.4   Procedure Upon Termination. In the event of the termination of
              --------------------------
this Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the certificate of

                    Agreement and Plan of Merger -- Page 35

merger in the office of the Secretary of State of the State of Delaware, notwithstanding favorable action by the stockholders of the Company and Radish. In the event this Agreement is terminated, the agreements of Radish and SystemSoft contained in Sections 5.1(c), 5.1(d), Article IX and 10.1 shall survive such termination.



                                  ARTICLE IX

                           SURVIVAL; INDEMNIFICATION

        9.1   Survival. The covenants, agreements, representations and
              --------
warranties of Radish contained in this Agreement shall survive the Closing until the earlier of (i) the date on which SystemSoft releases its audited financial statements for the year ended January 31, 1998 or (ii) May 2, 1998; provided, however, that the covenants, agreements, representations and warranties set forth in Section 3.16 shall survive until the applicable statutes of limitations with respect to Taxes shall have expired. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

        9.2   Indemnification. By their approval of this Agreement, the
              ---------------
stockholders of Radish agree that the Escrow Account established under the Escrow Agreement shall be available to indemnify, defend, protect, and hold harmless each of SystemSoft, Radish and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "Indemnitee")
                                                                  ----------
at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively "Damages") incurred
                                                              -------
by such Indemnitee as a result of or incident to (i) any breach of any representation or warranty of Radish or any of the Major Stockholders set forth herein or in the Participation Agreement, or in any certificate or other document delivered in connection herewith or therewith with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in Section 9.1 provided, that with respect to the representations or warranties of the Major Stockholders in the Participation Agreement, each such individual Major Stockholder shall only be liable for any misrepresentation or breach of warranty made by himself or itself, (ii) any breach or nonfulfillment by Radish or any of the Major Stockholders, or any noncompliance by Radish or any of the Major Stockholders with, any covenant, agreement, or obligation contained herein, in the Participation Agreement, or in any certificate or other document delivered in connection herewith except to the extent waived by SystemSoft provided, that with respect to the covenants,
                            --------
agreements or obligations of the Major Stockholders in the Participation Agreement, each such individual Major Stockholder shall only be liable for a breach, nonfulfillment or noncompliance of any covenant, agreement or obligation made by himself or itself, or (iii) any claim by a stockholder or former stockholder of Radish or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or rights of ownership to any shares of capital stock of Radish; (B) any rights of the stockholder (other than the right to receive the Merger consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware Corporation Law), including any option, preemptive rights, or rights to notice or to vote; (C) any rights under the charter or bylaws of Radish; or (D) any claim that his, her or its shares were

                    Agreement and Plan of Merger -- Page 36

wrongfully repurchased by Radish, regardless of whether an action, suit or preceding can or has been made against Radish.

        9.3   Third Person Claims. Promptly after an Indemnitee has received
              -------------------
notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a
            ------------
Third Person, the Indemnitee shall, as a condition precedent to a claim with respect thereto being made against the Escrow Agreement, give the Stockholders' Representative written notice of such claim or the commencement of such action or proceeding; provided, however that the failure to give such notice will not
               --------  -------
effect the Indemnitees' right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the Stockholders' Representative has, or the stockholders have, been actually prejudiced as a result of such failure. If the Stockholder Representative notifies the Indemnitee within 30 days from the receipt of the foregoing notice that he wishes to defend against the claim by the Third Person and if the estimated amount of the claim, together with all other claims made against the Escrow Shares that have not been settled, is less than the remaining balance of the Escrow Shares, then the Stockholder Representative shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, and the Stockholder Representative shall be entitled to reimbursement out of the Escrow Shares for such defense. The Indemnitee may participate in the defense, at its sole expense of any such claim for which the Stockholder Representative shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representative shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however,
                                                           --------  -------
that Indemnitee shall control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could have a material and adverse effect on Indemnitee's business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification for the reasonable fees and expenses of its counsel for any period during which the Stockholder Representative has not assumed the defense of any claim. Whether or not the Stockholder Representative shall have assumed the defense of any claim, nether the Indemnitee nor the Stockholder Representative shall make any settlement with respect to any such claim, suit or proceeding without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure to settle a claim expeditiously could have an adverse effect on the party wishing to settle, the failure of the party controlling the defense to act upon a request for consent to such settlement within five business days of receipt of notice thereof shall be deemed to constitute consent to such settlement for purposes of this Article IX.

        9.4   Limitations on Indemnification. An Indemnitee shall be entitled to
              ------------------------------
indemnification under Section 9.2 for Damages relating to breaches of representations and warranties set forth herein or in the Participation Agreement or in any certificate or document delivered in connection herewith or therewith all as provided in Section 9.2(i), only with respect to amounts by which Damages incurred exceeds $200,000. The limitation provided in this Section
9.4 on an Indemnitee's right to indemnification under this Article IX shall not apply to Damages for any matters set forth in Section 9.2(ii)-(iii).

        9.5   Method of Payment. Any claims for indemnification pursuant to this
              -----------------
Article IX shall be satisfied first from the Escrow Account prior to satisfying claims for indemnification directly from one or more of Red's stockholders provided, however, that no Radish stockholder shall be liable for an amount in
--------  -------
excess of the value of the shares of SystemSoft Common received by such stockholder in the Merger. To the extent that SystemSoft, or the Surviving Corporation makes a claim against the Escrow Account pursuant to the Escrow Agreement, and such claim is paid in shares of SystemSoft Common,

                    Agreement and Plan of Merger -- Page 37

then for purposes of such payment, the shares of SystemSoft Common shall be valued at the Final SystemSoft Stock Price. "Final SystemSoft Stock Price"
                                             ----------------------------
shall mean $18.82.

        9.6   Directors and Officers Indemnification. SystemSoft and Radish
              --------------------------------------
shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Radish (the "Indemnified Parties") to the same extent
                                    -------------------
that such Indemnified Parties are currently indemnified by Radish pursuant to Red's Certificate of Incorporation and by-laws for acts or omissions occurring at or prior to the Effective Time. This Section 9.6 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Radish, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.


                                   ARTICLE X

                                 MISCELLANEOUS

        10.1   Other Remedies; Specific Performance. Any and all remedies herein
               ------------------------------------
expressly conferred upon a party will be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        10.2   Expenses. All fees and expenses (including all accounting, legal
               --------
and investment banking fees and expenses and all other expenses) incurred by SystemSoft and the Company in connection with this Agreement and the transactions contemplated hereby will be borne by SystemSoft. All fees and expenses (including without limitation all accounting, legal and investment banking fees and expenses) incurred by Radish in connection with this Agreement and the transactions contemplated hereby will be borne by Radish.

        10.3   Further Assurances. If at any time after the Effective Time,
               ------------------
SystemSoft or the Company shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of Radish, the officers of Radish last in office and such other persons, if any, as the Board of Directors of Radish last in office may authorize shall execute and deliver, upon SystemSoft's or the Company's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

        10.4   Parties in Interest. All the terms and provisions of this
               -------------------
Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to

                    Agreement and Plan of Merger -- Page 38

confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

        10.5   Entire Agreement. This Agreement, the Participation Agreement,
               ----------------
the Registration Rights Agreement and the Escrow Agreement together with the Schedules and Exhibits hereto and thereto, supersede any other agreement, whether written or oral, that may have been made or entered into by SystemSoft and Radish (or by any officer or officers of such parties) relating to the matters contemplated hereby or thereby. This Agreement, the Participation Agreement, the Registration Rights Agreement and the Escrow Agreement, together with the Schedules and Exhibits hereto and thereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

        10.6   Amendment or Modification. At any time before or after the
               -------------------------
adoption of this Agreement by the stockholders of Radish, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby.

        10.7   Waiver. Any party to this Agreement may, by written notice to the
               ------
other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement;
(b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

        10.8   Assignability. This Agreement shall not be assignable by Radish,
               -------------
on the one hand, or SystemSoft or the Company, on the other hand, without the prior written consent of SystemSoft, on the one hand, or Radish, on the other hand, as the case may be.

        10.9   Certain Definitions. For purposes of this Agreement, the
               -------------------
following terms shall have the meanings set forth below:

               (a)  "affiliate" shall mean, when used with respect to a
                     ---------
specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

                    Agreement and Plan of Merger -- Page 39

               (b)  "control" (including, with its correlative meanings,
                     -------
"controlled by" and "under common control with") shall mean possession, directly
 -------------       -------------------------
or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

               (c)  "person" shall mean any individual, corporation,
                     ------
partnership, limited liability company, trust, joint venture, unincorporated association, Governmental Authority or other entity; and

               (d)  "subsidiary" of any person shall mean a corporation, company
                     ----------
or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such person.

        10.10   Headings and Interpretation. The headings contained in this
                ---------------------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine, and vice versa.

        10.11   Notices. All notices and other communications under this
                -------
Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

        If to SystemSoft or the Company:

              SystemSoft Corporation
              2 Vision Drive
              Natick, Massachusetts 01760
              Attention: President

              with a copy to:

              Testa, Hurwitz & Thibeault, LLP
              High Street Tower
              125 High Street
              Boston, Massachusetts  02110
              Attention:  Mark J. Macenka, Esq.

        If to Radish:

              Radish Communications Systems, Inc.
              5744 Central Avenue

                    Agreement and Plan of Merger -- Page 40


              Boulder, Colorado 80301
              Attention:  President

              with a copy to:

              Ireland, Stapleton, Pryor & Pascoe, P.C.
              1675 Broadway
              Denver, CO  80202
              Attention:  John G. Lewis, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 10.11 or in accordance with the latest unrevised direction from such party given in accordance with this Section 10.11.

        10.12   Law Governing. This Agreement shall be governed by and construed
                -------------
and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        10.13   Invalidity of Provisions. Each of the provisions contained in
                ------------------------
this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. The parties agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

        10.14   Counterparts. This Agreement may be executed simultaneously in
                ------------
one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        10.15   Consent to Jurisdiction. Each of Radish, SystemSoft and the
                -----------------------
Company hereby irrevocably submits to the exclusive jurisdiction of any state or federal court in the State of Delaware over any suit, action or proceeding brought against it by any of the other parties hereto and arising out of or relating to this Agreement and the transactions contemplated hereby.

                    Agreement and Plan of Merger -- Page 41


IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

                                SYSTEMSOFT CORPORATION


Attest:

/s/ Steven A. Berns             By: /s/ David P. Sommers
-----------------------------      ----------------------------
Name:   Steven A. Berns             Name:  David P. Sommers
Title:  V.P.                        Title: V.P. Finance & CFO

                                BLACK ACQUISITION CORPORATION


Attest:

/s/ Steven A. Berns             By: /s/ David P. Sommers
-----------------------------      ----------------------------
Name:  Steven A. Berns             Name:  David P. Sommers
Title: V.P.                        Title: V.P. Finance & CFO

                                RADISH COMMUNICATIONS
                                SYSTEMS, INC.


Attest:

/s/ Terri Giannetti             By: /s/ David Klein
-----------------------------      ----------------------------
Name:  Terri Giannetti             Name:  David Klein
Title: V.P. Finance                Title: President & CEO